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                                                                    Exhibit 10.1

                          LOAN MODIFICATION AGREEMENT

     This LOAN MODIFICATION AGREEMENT is entered into as of December 29, 2001, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, MA 02462, doing business under the name "Silicon Valley East" ("Bank"), and MATRIXONE, INC., a Delaware corporation with its principal place of business at 210 Littleton Road, Westford, MA 01886 ("Borrower").

                                    RECITALS

     Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                   AGREEMENT

     1.   DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which
          ------------------------------------
may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated as of December 29, 1998 between Borrower and Bank, as amended by Loan Modification Agreements dated as of September 28, 1999, December 28, 1999, August 18, 2000, December 29, 2000, and May 10, 2001 providing for an extension of credit up to a maximum of SEVEN MILLION AND NO/100THS DOLLARS ($7,000,000) for working capital and equipment finance purposes (the "Loan Agreement").

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

     2.   DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured
          -------------------------
pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

     3.   DESCRIPTION OF CHANGES IN TERMS.
          -------------------------------

     3.1  Modifications to Definitions. Section 1.1 of the Loan Agreement is
          ----------------------------
hereby amended by substituting the following definitions for those set forth therein for the same terms, and in the case of new definitions, by adding those new definitions to that Section 1.1:

          "Committed Revolving Line" means a credit extension of up to TEN MILLION AND NO/100THS Dollars ($10,000,000).

          "FX Reserve" is $1,500,000

          "Revolving Maturity Date" means December 28, 2002.

          "Rights", as applied to the Collateral, means the Borrower's rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower's power to transfer rights in such Collateral to Bank.

     3.2  Modifications to Revolving Advance Provisions. Section 2.1.1(a) of the
          ---------------------------------------------
Loan Agreement is hereby replaced in its entirety with the following:

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          (a)    Subject to and upon the terms and conditions of this Agreement,
          Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement.

     3.3  Modification to Foreign Exchange Facility. Section 2.1.3 of the Loan
          -----------------------------------------
Agreement is hereby replaced in its entirety with the following:

          2.1.3  Foreign Exchange Contracts. Borrower may enter into foreign
                 --------------------------
          exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reverse. All FX Forward Contracts must provide for delivery or settlement on or before 90 days after the Revolving Maturity Date, provided that Borrower's FX Reserve reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

     3.4  Modifications to Overadvance Provisions.  Section 2.2. of the Loan
          ---------------------------------------
Agreement is hereby replaced in its entirety with the following:

          2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     3.5  Modifications to Security Grant Provisions. Section 4.1 of the Loan
          ------------------------------------------
Agreement is hereby amended by adding the following sentence:

          Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

     3.6  Modifications to Representations and Warranties. Section 5.3 of the
          -----------------------------------------------
Loan Agreement is hereby replaced in its entirety with the following:

          5.3    Collateral. Borrower has good and indefeasible title to the
                 ----------
          Collateral, free and clear of Liens, except for Permitted Liens, or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit accounts or securities accounts, other than deposit accounts and securities accounts with Bank and the deposit accounts and securities accounts described in the Schedule. The Collateral is not in the possession of any third party bailee (such as at a warehouse). If Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower must receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

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     3.7  Modifications to Negative Covenants. Section 7.2 of the Loan Agreement
          -----------------------------------
is hereby amended by adding the following sentence:

          Borrower will not, without at least thirty (30) days prior written notification to Bank, reorganize, reincorporate or change its state of organization.

     3.8  Modifications to Borrowing Base Certificate and Compliance
          ----------------------------------------------------------
Certificate. Exhibits C and D of the Loan Agreement are hereby replaced in their
-----------
entirety with Exhibits C and D to this Agreement.

     4.   FACILTY FEE. Borrower shall pay to Bank a Loan Agreement renewal fee
          -----------
of $25,000 as well as any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.


     5.   REVISED ARTICLE 9 OF THE UCC. Borrower affirms and reaffirms that
          ----------------------------
notwithstanding the terms of the Existing Loan Documents to the contrary, (i) that the definition of "Code" as set forth in the Existing Loan Documents shall be deemed to mean and refer to "the Uniform Commercial Code as adopted by the Commonwealth of Massachusetts (presently, Mass, Gen. Laws. Ch. 106), as may be amended and in effect from time to time and (ii) the Collateral is all assets of the Borrower (with the exception of intellectual Property, as set forth in the Loan Agreement). In connection therewith, the Collateral shall include, without limitation, the following categories of assets as defined in the Code: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidence by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software) but excluding intellectual Property, as set forth in the Loan Agreement, supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired.

     6.   CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to
          ----------------------------------------
make further advances to Borrower under these lines is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)  this Loan Modification Agreement duly executed by Borrower;

          (b)  payment of the fees and Bank Expenses then due specified in
Section 4 hereof; and

          (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     7.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended
          ------------------
wherever necessary to reflect the changes described in this Loan Modification Agreement.

     8.   NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has
          -----------------------
no defenses against any of the obligations to pay any amounts under the Indebtedness.

     9.   CONTINUING VALIDITY. Borrower understands and agrees that (i) in
          -------------------
modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 7 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as

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liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and
(vi) the terms of this Section 9 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

        10.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. The laws of the
                ------------------------------------------
Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS, EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        11.     EFFECTIVENESS. This Agreement shall become effective only when
                -------------
it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower": MATRIXONE, INC.              "Bank": SILICON VALLEY BANK, doing
                                         business as SILICON VALLEY EAST

By: /s/ Maurice Castonguay                By: /s/ Bryan Jadot
    ---------------------------              -----------------------------------
    Maurice Castonguay, CFO                  Bryan Jadot
                                             VICE PRESIDENT

                                         SILICON VALLEY BANK

                                         By: /s/ Maggie Garcia
                                             -----------------------------------

                                         Title: Loan Admin. Team Leader
                                                --------------------------------
                                         (Signed in Santa Clara County,
                                         California

                            EXHIBITS C and D FOLLOW

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